This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2017

Filed pursuant to Rule 424(b)(3)

Registration No. 333-190535

Preliminary Prospectus Supplement

(to Prospectus dated April 18, 2014)

                   Shares

Common Stock

We are offering                 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is traded on the NASDAQ Capital Market under the symbol “MEET.” On March 8, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $5.73 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to MeetMe, Inc., before expenses	$	$

(1) See “Underwriting” for additional information relating to underwriting compensation.

Delivery of the shares of common stock is expected to be made on or about March      , 2017. We have granted the underwriters an option for a period of 30 days to purchase up to an additional             shares of our common stock solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total public offering price will be $            , the total underwriting discounts and commissions payable by us will be $            , and our total proceeds, before expenses, will be $             .

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment in immediately available funds on or about March , 2017.

Joint Book - Running Managers

Canaccord Genuity                      Roth Capital Partners

Co-Manager

Northland Capital Markets

Prospectus Supplement dated March          , 2017.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-ii
Cautionary Statement Regarding Forward-Looking Information	S-iii
Prospectus Supplement Summary	S-1
Dilution	S-4
Risk Factors	S-5
Use of Proceeds	S-8
Dividend Policy	S-9
Underwriting	S-10
Legal Matters	S-15
Experts	S-15
Where You Can Find More Information	S-15
Documents Incorporated By Reference	S-16

PROSPECTUS

About This Prospectus	1
About MeetMe, Inc.	2
Risk Factors	2
Cautionary Statement Regarding Forward-Looking Information	2
Use of Proceeds	4
Description of Common Stock and Preferred Stock	5
Description of Warrants	10
Description of Units	11
Plan of Distribution	12
Validity of Securities	13
Experts	13
Where You Can Find More Information	13
Documents Incorporated by Reference	14

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the underwriters have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared for or on behalf of us or to which we have referred you. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus, any issuer free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the “Company," "we," "us," "our" and "MeetMe" refer to MeetMe, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. In particular, these forward-looking statements include, among others, statements about:

●	our expectations regarding user engagement patterns;

●	our expectations regarding mobile usage by our users;

●	the impact of increased mobile usage and Social Theater competition on revenues and financial results;

●	the impact of seasonality on our operating results;

●	our expectations relating to advertising and the effects of advertising and mobile monetization on our revenues;

●	our plans regarding product development, international growth and personnel;

●	our liquidity and expectations regarding uses of cash;

●	our expectations regarding the cost and outcome of our current and future litigation;

●	the impact of new accounting policies;

●	our completed acquisition of Skout, Inc. and our proposed acquisition of Ifwe Inc.; and

●	the amount, and our expected uses, of the net proceeds of this offering.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus supplement, and the accompanying prospectus, and the documents incorporated by reference herein and therein.

S-iii

Important factors that could cause actual results to differ from those in the forward-looking statements include users’ willingness to try new product offerings, the risk that unanticipated events affect the functionality of our mobile applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices, the risk that the mobile advertising market will not grow, the ongoing existence of such demand and the willingness of our users to complete mobile offers or pay for virtual currency. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We refer you to our most recent Annual Report on Form 10-K for the year ended December 31, 2016, under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See "Risk Factors" beginning on page S-5 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

MeetMe, Inc.

Our Business

MeetMe is a fast-growing portfolio of mobile apps that brings together people around the world for new connections. Our mission is to meet the universal need for human connection. We operate location-based social networks for meeting new people on mobile platforms, including on iPhone, Android, iPad and other tablets, and on the web that facilitate interactions among users and encourage users to connect and chat with each other. Given consumer preferences to use more than a single mobile application, we are adopting a brand portfolio strategy, through which we offer products that collectively appeal to the broadest spectrum of consumers. We are consolidating the fragmented mobile meeting sector through strategic acquisitions, leveraging economies and innovation to drive growth. On October 3, 2016, we completed its acquisition of Skout, Inc. (“Skout”), a leading global mobile network for meeting new people.

MeetMe’s platforms monetize through advertising, in-app purchases, and paid subscriptions. We offer online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. We offer significant scale to our advertising partners, with hundreds of millions of daily impressions across our active and growing global user base, and sophisticated data science for highly effective hyper-targeting. We work with our advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placements.

Just as Facebook has established itself as the social network of friends and family, and LinkedIn as the social network of colleagues and business professionals, MeetMe is creating the social network not of the people you know but of the people you want to know. Nimble and fast-moving, already in more than 100 countries, we believe we are challenging the dominant player in our space, Match Group. Our vision extends beyond dating. We focus on building quality products to satisfy the universal need for human connection among all people, everywhere—not just paying subscribers. We believe meeting new people is a basic human need, especially for users aged 18-34, when so many long-lasting relationships are made. We use advanced technology to engineer serendipitous connections among people who otherwise might never have met — a sort of digital coffeehouse where everyone belongs. Over the years, MeetMe’s apps have originated untold numbers of chats, shares, good friends, dates, romantic relationships — even marriages.

We believe that we have significant growth opportunities as people increasingly use their mobile devices to discover the people around them. Given the importance of establishing connections within a user’s geographic proximity, we believe it is critical to establish a high density of users within the geographic regions we serve. As the MeetMe networks grow and the number of users in a location increases, we believe that users who are seeking to meet new people will incrementally benefit from the quantity of relevant connections.

Corporate Information

We were initially incorporated in Nevada in June 1997, and merged with Insider Guides, Inc., doing business as myYearbook.com, on November 10, 2011. On December 6, 2011, we changed our legal domicile to Delaware. Effective June 1, 2012, we changed our name from Quepasa Corporation to MeetMe, Inc. and completed the transition of our website to meetme.com in the fourth quarter of 2012. On October 3, 2016, MeetMe acquired 100% of the issued and outstanding shares of common stock of Skout. The Company owns and operates the MeetMe and Skout mobile applications, and meetme.com and skout.com.

Our executive offices and principal facilities are located at 100 Union Square Drive, New Hope, Pennsylvania, 18938. Our telephone number is (215) 862-1162. Our corporate website is www.meetmecorp.com. Investors can obtain copies of our SEC filings from our corporate website free of charge, as well as from the SEC website, www.sec.gov. Information contained on our corporate website does not constitute part of the prospectus supplement or the accompanying prospectus.

Recent Developments

Proposed Acquisition of if(we)

On March 6, 2017, we announced that we had entered into a definitive agreement and plan of merger, dated March 3, 2017 (the “Merger Agreement”), to acquire Ifwe, Inc. (“if(we)”), a social and mobile technology company that operates Tagged and hi5, two leading mobile brands for meeting new people (the “Acquisition”). We believe the Acquisition will further our strategy to innovate, acquire and build the largest mobile portfolio of brands for meeting new people, and we expect it to provide greater scale for monetization and increased profitability for the combined company. The purchase price for the Acquisition, which is payable in cash, is $60 million, subject to certain adjustments.

If(we), which is based in San Francisco, is a community that spans over 100 countries with apps that are available in 15 different languages. For the year ended December 31, 2016, if(we) generated approximately $44 million in revenue. For the quarter ended December 31, 2016, if(we) had 2.3 million mobile app MAU, 5.4 million total MAU, 0.8 million mobile app DAU, 10.4 million mobile app chats per day and 18,000 new registered mobile app users added each day on average.

We expect the closing of the Acquisition to take place in the second quarter of 2017. The Merger Agreement contains customary representations and warranties, as well as covenants regarding if(we)’s operations prior to the closing. The consummation of the Acquisition is subject to certain customary conditions, including our receipt of certain financing necessary to fund the purchase price.

$30 Million Credit Facilities

Also on March 6, 2017, we announced that in connection with the Acquisition we entered into a credit agreement, dated March 3, 2017 (the “Credit Agreement”), with the several banks and other financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for a $15 million revolving credit facility and a $15 million term loan facility, each with a two year maturity from the date of the Credit Agreement (the “Credit Facilities”).

We intend to use the proceeds under the Credit Facilities for general purposes, including the Acquisition. We also expect to use the revolving credit facility to finance working capital needs, as amounts may be borrowed, repaid and re-borrowed from time to time until the maturity date. The commitments of the lenders in respect of the Credit Facilities and the initial extension of credit under the Credit Agreement are conditioned upon satisfaction of certain conditions precedent, including, among other things, the consummation of the Acquisition.

The term loan is subject to quarterly amortization of principal in an amount equal to $1,875,000 per quarter commencing June 30, 2017 and continuing through maturity. Our obligations under the Credit Facilities are secured by all of our assets, and all of the assets of our present and future domestic subsidiaries as guarantors, subject to certain exceptions and exclusions.

The Offering

Issuer	MeetMe, Inc.

Common stock offered by us	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding after this offering	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	shares of common stock.

Use of proceeds

We expect the net proceeds from this offering will be approximately $            million (or $             million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes including potentially to fund a portion of the consideration for the pending Acquisition, and other potential future acquisitions. See “Use of Proceeds” on page S-8.

NASDAQ Capital Market symbol	“MEET”

Risk factors

This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 58,945,607 shares of common stock outstanding as of December 31, 2016 and excludes, as of that date:

●	675,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.55 per share;
●	6,446,818 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.40 per share;
●	1,794,115 shares of common stock under unvested restricted stock awards; and
●	4,549,092 shares of common stock available for future grant under our 2012 Omnibus Incentive Plan and our 2016 Inducement Omnibus Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of the over-allotment option.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2016 was $178.1 million, or $3.02 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of               shares of our common stock in this offering at the offering price of $        per share, and after deducting underwriting discounts and commissions, and approximately $       of estimated offering expenses payable by us, our net tangible book value as of December 31, 2016 would have been approximately $          million, or $          per share of common stock. This amount represents an immediate increase in net tangible book value of $           per share to existing stockholders and an immediate dilution of $          per share to purchasers in this offering.

The following table illustrates the dilution:

Offering price per share		$

Net tangible book value per share as of December 31, 2016	$3.02

Increase in net tangible book value per share attributable to this offering

Net tangible book value per share as of December 31, 2016 as adjusted after this offering

Dilution per share to new investors in this offering		$

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 58,945,607 shares of common stock outstanding as of December 31, 2016 and excludes, as of that date:

●	675,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.55 per share;
●	6,446,818 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $2.40 per share;
●	1,794,115 shares of common stock under unvested restricted stock awards; and
●	4,549,092 shares of common stock available for future grant under our 2012 Omnibus Incentive Plan and our 2016 Inducement Omnibus Incentive Plan.

If the underwriters exercise in full their option to purchase additional shares of common stock, our net tangible book value as of December 31, 2016 would have been approximately $      million, or $         per share of common stock, representing an immediate increase in net tangible book value of $          per share to existing stockholders and an immediate dilution of $         per share to purchasers in this offering.

To the extent that any outstanding options or warrants are exercised, new options are issued under the plans, restricted stock awards vest, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

RISK FACTORS

An investment in our common stock involves a substantial risk of loss. You should carefully consider the risk factors set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2016, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our common stock. The occurrence of any of these risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Statement Regarding Forward-Looking Information.”

Risk Related to This Offering

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds we will receive from this offering in a manner that does not produce income or that loses value.

The price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The market price of our common stock following this offering may be higher or lower than the public offering price. The market price of our common stock following this offering will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of technology stocks generally, or those in our industry in particular;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	sales of shares of our stock by us or our stockholders;

●

the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new brands, products or services;

●	the public's reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors' businesses or the competitive landscape generally;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth in any of our significant markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of outstanding options to purchase common stock. If the holders of these options exercise their options, you may incur further dilution. Also, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible into or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Future sales of our common stock could cause the market price for our common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

The shares of common stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

We and our directors and executive officers have agreed to a “lock-up”, pursuant to which neither we nor they will sell any shares without the prior consent of Canaccord Genuity Inc. and Roth Capital Markets, LLC for 90 days after the date of this prospectus supplement, subject to certain exceptions and extensions under certain circumstances. Following the expiration of the applicable lock-up period, all of these shares of our common stock will also be eligible for future sale.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $             million (or $             million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes including potentially to fund a portion of the consideration for the pending Acquisition, and other potential future acquisitions.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

UNDERWRITING

Under the terms and subject to the conditions to be set forth in an underwriting agreement by and between us and Canaccord Genuity Inc. and Roth Capital Partners, LLC, as representatives of the several underwriters named therein, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the number of shares indicated in the following table:

Underwriter	Number of Shares
Canaccord Genuity Inc.
Roth Capital Partners, LLC
Northland Securities, Inc.(1)
Total:

 (1) Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of                  additional shares of our common stock at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares of our common stock to the underwriters to the extent the over-allotment option is exercised. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with the sale of our common stock offered by this prospectus supplement.

Commission and Expenses

The underwriters have advised us that they propose to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $           per share. After the offering, the public offering price and the concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us in the offering as set forth on the cover page of this prospectus supplement.

The following table shows the per share and total underwriting discounts and commissions that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of our common stock.

	Per Share	Total Without Over-allotment Exercise	Total With Over-allotment Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to MeetMe, before expenses	$	$	$

We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions, will be approximately $          , which includes legal costs and various other fees.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, during the 90 day period after the date of the prospectus supplement, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. These restrictions will not apply to us with respect to issuances of shares of common stock in connection with an acquisition, collaboration, merger or similar transaction, subject to certain exclusions and conditions. We have also agreed, during the 90 day period after the date of the prospectus supplement, not to file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, our common stock or any securities convertible into or exercisable or exchangeable for our common stock, except for registration statements on Form S-8 relating to employee benefit plans and a new registration statement shelf.

Our executive officers and directors have agreed, subject to specified exceptions, during the 90 day period after the date of the prospectus supplement, not to directly or indirectly:

●

offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, shares of our common stock or any such securities which may be deemed to be beneficially owned by such officers and directors in accordance with the rules and regulations promulgated under the Exchange Act, as the same may be amended or supplemented from time to time (such shares or securities, the "Beneficially Owned Shares"));

●

enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock; or

●	engage in any short selling of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock.

Canaccord Genuity Inc. and Roth Capital Markets, LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day restricted period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and us, providing consent to the sale of shares prior to the expiration of the lock-up period.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “MEET.”

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include over-allotment and stabilizing transactions, passive market making and purchases to cover syndicate short positions created in connection with the offering. Until distribution of the shares of our common stock is completed, SEC rules may limit the underwriters from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price. A "stabilizing transaction" is a bid for or the purchase of common stock on behalf of an underwriter in the open market for the purpose of fixing or maintaining the price of the shares of common stock. Stabilizing transactions may cause the price of shares of our common stock to be higher than the price that might otherwise prevail in the open market.

If an underwriter creates a short position in our common stock in connection with the offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing shares of our common stock in the open market. A "covering transaction" is the bid for or purchase of common stock on behalf of an underwriter to reduce a short position incurred by the underwriter in connection with the offering. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. A short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase shares in this offering. Similar to other purchase transactions, an underwriter's purchases to cover the short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise prevail in the open market.

An underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

In connection with this offering, the underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters in their capacities as underwriters and should not be relied upon by investors.

Disclaimers About Non-U.S. Jurisdictions

United Kingdom

The underwriters:

●

have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of Financial Services and Markets Act 2000 (as amended) ("FSMA")) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

●	have complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area

In relation to each Member State of the European Economic Area (the "EEA") which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of our shares may not be made to the public in a Relevant Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this description, the expression an "offer of our shares to the public" in relation to any of our shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means European Union Directive 2003/71/EC (as amended by Directive 2010/73/EU and includes any relevant implementing measure in each Relevant Member State.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of our shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Affiliations

In the ordinary course of business, the underwriters and their affiliates have, and in the future may, provide various investment banking, financial advisory and other services to us for which they have received, and may receive, customary compensation. In the course of their business, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly the underwriters and their affiliates may at any time hold long or short positions in such securities.

LEGAL MATTERS

The legality of the common stock offered by this prospectus supplement has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California, is acting as counsel to the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

The consolidated financial statements of MeetMe, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Registrant’s internal control over financial reporting as of December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Skout, Inc. and Subsidiary as of December 31, 2015 and 2014 and for the years then ended, included in MeetMe, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 14, 2016, have been audited by Baker Tilly Virchow Krause, LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including MeetMe, Inc. at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, http://www.meetmecorp.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement, which includes additional information about us and the securities offered by this prospectus. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 9, 2017;

●

our Current Reports on Form 8-K, filed with the SEC on October 4, 2016 (excluding Items 2.02 and 7.01 and the exhibit that is related to such items) (as amended by Form 8-K/As filed with the SEC on December 14, 2016, and on January 20, 2017), January 20, 2017, February 10, 2017, March 1, 2017, March 6, 2017 (excluding Item 7.01 and the exhibit that is related to such item) and March 9, 2017; and

●

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-33105), filed with the SEC under Section 12(b) of the Exchange Act on April 3, 2014, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:  MeetMe, Inc., Attention: General Counsel 100 Union Square Drive, New Hope, PA 18938, telephone: (215) 862-1162.

PROSPECTUS

MeetMe, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We, from time to time, may offer and sell, in one or more offerings, shares of our common stock, shares of our preferred stock, warrants and units. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities and may also supplement, update or amend information contained in this prospectus.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering.

Our common stock is listed on The NASDAQ Capital Market of the NASDAQ Stock Market LLC under the symbol “MEET.” We have not yet determined whether any of the other securities covered by this prospectus will be listed on any exchange, inter dealer quotation system or over the counter market. If we decide to seek listing of any such securities upon issuance, the prospectus supplement relating to the offering of such securities will disclose the exchange, quotation system or market on which the securities will be listed.

Our executive offices are located at 100 Union Square Drive, New Hope, Pennsylvania 18938 and our telephone number is (215) 862-1162.

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2014

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
ABOUT MEETME, INC.	2
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	2
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	5
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	11
PLAN OF DISTRIBUTION	12
VALIDITY OF SECURITIES	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
DOCUMENTS INCORPORATED BY REFERENCE	14

-i-

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading “Documents Incorporated by Reference” and under the heading “Where You Can Find More Information.” All references in this prospectus to “we,” “us,” “our,” and “MeetMe” refer only to MeetMe, Inc. and not to any existing or future subsidiaries of MeetMe, Inc., unless the context otherwise requires.

You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

ABOUT MEETME, INC.

MeetMe is a social network for meeting new people both on the web and on mobile platforms, including on iPhone, Android, iPad and other tablets, that facilitates interactions among users and encourages users to connect with each other. We monetize through advertising, virtual currency, and paid subscriptions. We provide users with access to an expansive, multilingual menu of resources that promote social interaction, information sharing and other topics of interest to users. We also offer online marketing capabilities, which enable marketers to display their advertisements in different formats and in different locations. We work with our advertisers to maximize the effectiveness of their campaigns by optimizing advertisement formats and placement.

Just as Facebook has established itself as the social network of friends and family, and LinkedIn as the social network of colleagues and business professionals, MeetMe is creating the social network not of the people you know but of the people you want to know. We believe meeting new people is a basic human need, especially for users aged 18-30, when so many long-lasting relationships are made. There are more than one billion people aged 18-30 worldwide with more than 50 million such people in the United States.

We believe that we have significant growth opportunities ahead as people increasingly use their mobile devices to discover the people around them. Given the importance of establishing connections within a user’s geographic proximity, we believe it is critical to establish a high density of users within the geographic regions we serve.  As the MeetMe network grows the number of users in a location, we believe users who are seeking to meet new people will incrementally benefit from the quantity of relevant connections.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission (which we refer to as the “SEC”) that are incorporated by reference into this prospectus and under the caption “Risk Factors” in any accompanying prospectus supplement or free writing prospectus that we deliver to you. You should also carefully consider all other information contained in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus that we deliver to you. A discussion of the documents incorporated by reference into this prospectus is set forth below under the heading “Documents Incorporated by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, these forward-looking statements include, among others, statements about:

•       our expectations regarding user engagement patterns;

•       our expectations regarding mobile usage by our users;

•       the impact of increased mobile usage on revenues and financial results;

•       our expectations relating to advertising and the effects of advertising and mobile monetization on our revenues;

•       our plans regarding product development, international growth and personnel;

•       our liquidity and expectations regarding uses of cash;

•       our expectations regarding payments relating to cost reduction initiatives;

•       the impact of new accounting policies; and

•       our plans for capital expenditures for the remainder of the year ending December 31, 2014.

Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words.

Important factors that could cause actual results to differ from those in the forward-looking statements include users’ willingness to try new product offerings, the risk that unanticipated events affect the functionality of our mobile applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices, the risk that the mobile advertising market will not grow, the ongoing existence of such demand and the willingness of our users to complete mobile offers or pay for virtual currency. Any forward-looking statement made by us in this report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. We refer you to our most recent Annual Report on Form 10-K for the most recent fiscal year under the caption “Item 1A – Risk Factors” of such report, and the other documents incorporated by reference into this prospectus for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements.

You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

 USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the prospectus supplement relating to that offering.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, as amended (which we refer to as our “certificate of incorporation”), our amended and restated bylaws (which we refer to as our “bylaws”), each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware (which we refer to below as the “DGCL”).

Authorized Capital Stock

We are authorized to issue a total of 105,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock is entitled to one vote per share.

Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of MeetMe as may be declared by the board of directors from time to time out of the legally available assets or funds of MeetMe.

Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Holders of common stock will have no liability for further calls or assessments and will not be personally liable for the payment of our debts except as they may be liable by reason of their own conduct or acts.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as Series A-1 preferred stock. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Subject to the limits imposed by the DGCL, our board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series.

Unless otherwise set forth in the applicable certificate of designations for such series of preferred stock:

●	Holders of preferred stock have the same voting rights as holders of our common stock and are entitled to any notice of meeting of stockholders;

●

Holders of preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on our common stock with respect to the same dividend period;

●

At the option of our board of directors, we may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable certificate of designations for such series of preferred stock;

●	Holders of our preferred stock have no preemptive rights and will have no liability for further calls or assessments.

For any series of preferred stock that we may offer, our board of directors will determine and the prospectus supplement relating to such series will describe:

●	The designation and number of shares of such series;

●

The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

●	Any provisions relating to convertibility or exchangeability of the shares of such series;

●	The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

●	The voting powers, if any, of the holders of shares of such series;

●	Any provisions relating to the redemption of the shares of such series;

●	Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

●	Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

●	Any other specific terms, preferences, limitations or restrictions.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

The following is a summary of certain provisions of our certificate of incorporation, bylaws and the DGCL that may have the effect of delaying, deterring or preventing hostile takeovers or changes in control or management of MeetMe. Such provisions could deprive our stockholders of opportunities to realize a premium on their stock. At the same time, these provisions may have the effect of inducing any persons seeking to acquire or control us to negotiate terms acceptable to our board of directors. Throughout the summary we have included parenthetical references to sections of our certificate of incorporation and bylaws to help you locate the provisions being discussed.

Undesignated Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock and set the voting powers, designations, preferences, and other rights related to that preferred stock without stockholder approval. Any such designation and issuance of shares of preferred stock could delay, defer or prevent any attempt to acquire or control us. (Section 4)

No Cumulative Voting

Our certificate of incorporation and bylaws do not provide for cumulative voting. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Ability to Call Special Meeting of Stockholders

Our bylaws provide that special meetings of stockholders may be called at any time by our board of directors. Special meetings of the stockholders may be requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting, provided that the board of directors, in its sole discretion, determines such request is valid. If the board of directors determines the request is valid, the board may determine a meeting date not less than 90 and no more than 120 days after the receipt of such request. The board’s ability to determine the validity of stockholder special meeting request and set the date for such special meetings of stockholders may require our stockholders to wait for a regularly scheduled annual meeting to change the composition of our board of directors. (Article I Section 2(b) and Article 2 Section 12)

Advance Notification of Stockholder Nominations and Proposals

Our bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by our stockholders, subject to certain limited exceptions, the stockholders must give notice to us not later than 120 days nor earlier than 150 days prior to the anniversary of the date of our previous annual meeting of stockholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the stockholder who is proposing the nomination. (Article I Section 11)

Amendments to Bylaws

Our bylaws permit our board of directors and our stockholders to repeal or amend our bylaws, and to adopt new bylaws, in accordance with Section 109 of the DGCL. (Article VIII)

Business Combinations under Delaware Law

We are a Delaware corporation. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales and other dispositions of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation, and other specified transactions resulting in financial benefits to the interested stockholder. Under Section 203, an “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or within the three prior years did own) 15% or more of the corporation’s outstanding voting stock.

This prohibition is effective unless:

●

the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

●

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans; or

●

at or after the time the stockholder becomes an interested stockholder, the business combination is approved by a majority of the board of directors and, at an annual or special meeting, by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors. A corporation can elect to have Section 203 of the DGCL not apply to it by expressly providing so in its certificate of incorporation or bylaws; we have not made such an election.

Limitation of Personal Liability of Directors and Officers

Our certificate of incorporation provides that our directors are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The DGCL does not permit exculpation for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders,

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

●	under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or

●	for any transaction from which the director derived an improper personal benefit. (Section 9)

In addition, our certificate of incorporation provides that we will indemnify any person who is or was a director or officer of ours, or is or was serving at our request as a director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, with respect to actions taken or omitted by such person in any capacity in which such person serves us or such other corporation, partnership, joint venture trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person’s heirs, executors and personal and legal representatives. (Section 10(a))

In addition, our certificate of incorporation provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification. (Section 10(a))

The limitation of liability, indemnification and advancement of expenses provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

Action Stock Transfer Corp. serves as the registrar and transfer agent for our common stock. The transfer agent for any series of preferred stock covered by this prospectus will be identified in the prospectus supplement relating to that series of preferred stock.

Stock Exchange Listing

Our common stock is listed on The NASDAQ Capital Market of the NASDAQ Stock Market LLC under the trading symbol “MEET.” We have not yet determined whether any series of preferred stock covered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any series of preferred stock upon issuance, the prospectus supplement relating to that series of preferred stock will disclose the exchange, quotation system or market on which such preferred stock will be listed.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our common stock, preferred stock, units or any combination of the foregoing. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the number of warrants offered;

●	the securities underlying the warrants;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	U.S. federal income tax consequences;

●	the name of the warrant agent; and

●	other material terms of the warrants.

Warrants may be exercised in the manner specified in applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities. After your warrants expire they will become void.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the unit described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

●

the terms of the units and of the warrants, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of the unit agreement governing the units; and

●	a description of the provisions for payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may offer and sell the securities under this prospectus from time to time in one or more of the following ways:

●	through agents;

●	to dealers;

●	to underwriters;

●	directly to other purchasers; or

●	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	at prices determined by an auction process; or

●	at negotiated prices.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

Any underwriters or agents will be identified and their compensation described in the prospectus supplement applicable to such offering.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents (or one or more of their respective affiliates) may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2013 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by McGladrey LLP. The consolidated financial statements of MeetMe, Inc. for the year ended December 31, 2012 appearing in our Annual Report on Form 10-K for the year ended December 31, 2013 (including schedules appearing therein, if any), have been audited by Salberg & Company P.A. Both McGladrey LLP and Salberg & Company P.A. are independent registered public accounting firms, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Salberg & Company P.A. and McGladrey LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to you at the SEC’s website at http://www.sec.gov and our website at www.meetmecorp.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information about us and the securities offered by this prospectus. You may review and obtain a copy of the registration statement and the exhibits that are a part of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website or our website. You can also call or write us for a copy as described below under “Documents Incorporated by Reference.”

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede this information. We incorporate by reference into this prospectus the specific documents listed below and all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which future filings shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such documents. The SEC file number for these documents is 001-33105.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 25, 2014;

●	Our Current Reports on Form 8-K, filed with the SEC on February 3, 2014, February 27, 2014 and April 3, 2014; and

●	The description of our common stock contained on Form 8-A, filed with the SEC on April 3, 2014.

Any statement contained in this prospectus or in any document incorporated by reference into this prospectus shall be deemed to be modified or, where applicable, superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document that also is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference into this prospectus and a copy of the registration statement of which this prospectus is a part. You can request copies of such documents if you call or write us at the following address or telephone number:

MeetMe, Inc.

100 Union Square Drive

New Hope, PA 18938

Telephone: (215) 862-1162

Attention: General Counsel

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings statement as described above under the heading “Where You Can Find More Information.”

             Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book - Running Managers

Canaccord Genuity     Roth Capital Partners

Co-Manager

Northland Capital Markets

March __, 2017